UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       -----------------------------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):

                                November 3, 2005


                           HARRIS & HARRIS GROUP, INC.
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             (Exact name of registrant as specified in its charter)



         New York                       0-11576                  13-3119827
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(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
    of incorporation)                                       Identification No.)


                              111 West 57th Street
                            New York, New York 10019
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              (Address of principal executive offices and zip code)


            Registrant's telephone number, including area code: (212) 582-0900

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to the Amended and Restated Employment Agreement between Harris & Harris Group Inc., (the "Company") and Charles E. Harris dated October 14, 2004 (the "Employment Agreement"), during the period of employment, Mr. Harris, the Company's Chairman and Chief Executive Officer, is to receive compensation in the form of base salary, with automatic yearly adjustments to reflect inflation, which would amount to $246,651 for 2006. In addition, the Board may increase such salary, and subsequently decrease it, but not below the level provided for by the automatic adjustments described above. Mr. Harris's Employment Agreement also provides for us to adopt a supplemental executive retirement plan (the "SERP") for his benefit. Under the SERP, we cause an amount equal to one-twelfth of Mr. Harris's current annual salary to be credited each month to a special account maintained for this purpose by the Company for the benefit of Mr. Harris.

On November 3, 2005, the Compensation Committee of the Board of Directors increased Mr. Harris's base salary for 2006 to $300,000 (thereby also increasing his SERP benefit) in part in recognition of a 74 percent decrease in Mr. Harris's profit sharing allocation in recent years in order to provide additional profit sharing to other employees. Mr. Harris's profit sharing allocation was gradually reduced from 13.79 percent in 2002 to 3.56 percent in 2006, as new employees joined the Company's profit sharing plan. This is the first salary increase for Mr. Harris, other than cost of living adjustments, since 1994.

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 3, 2005, the Board of Directors of the Company amended the Company's Code of Ethics pursuant to Rule 17j-1 of the Investment Company Act of 1940 (the "1940 Act") as part of its annual review. The code of ethics was amended to clarify certain pre-approval procedures with regard to transactions in Company or portfolio company stock, and to conform certain holdings report deadlines to revisions to the 1940 Act requirements.

Item 9. Financial Statements and Exhibits

      (a)   Not applicable.

      (b)   Not applicable.

      (c)   Exhibits.


      Exhibit No.               Description
      -----------               -----------

          99                    Code of Ethics Pursuant to Rule 17j-1


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

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:   November 7, 2005                       HARRIS & HARRIS GROUP, INC.



                                               By:  /s/ Douglas W. Jamison
                                                    -----------------------
                                                    Douglas W. Jamison
                                                    Chief Financial Officer


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

                                  EXHIBIT INDEX

      Exhibit No.               Description
      -----------               -----------

          99                    Code of Ethics Pursuant to Rule 17j-1








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